Exhibit 21

                          SUBSIDIARIES OF CANDIE'S INC.


Bright Star Footwear, Inc.                                      wholly owned
  a New Jersey corporation

Intercontinental Trading Group                                  majority owned
  a New York corporation

Ponca, Ltd.                                                     wholly owned
  a Hong Kong corporation

Yulong Co., Ltd.                                                wholly owned
  a British Virgin Islands corporation

Candie's Galleria, Inc.                                         wholly owned
  a New York corporation

Michael Caruso & Co., Inc.                                      wholly owned
  a California corporation

Unzipped Apparel, LLC                                           wholly owned
  a Delaware limited liability corporation

Licensing Acquisition Corp.                                     100% owned
  a Delaware limited liability corporation

Showroom Holding Co., Inc.                                      100% owned
  a New York corporation